EXHIBIT 10.63

                         INVENTORY PURCHASE AGREEMENT

         Agreement dated this 12th day of March 1996 by and between PARLUX FRAGRANCES, INC., a Delaware corporation ("Purchaser"), with its principal office at 3725 S.W. 30th Avenue, Ft. Lauderdale, Florida 33312 represented by Zalman Lekach in his capacity as Chief Operating Officer and invested with full powers to execute this Agreement,, and JEAN DESPREZ, S.A., a French corporation ("Seller"), with its principal offices at 4 rond point des Champs Elysees, 75008 Paris, France, registered on the Paris Trade and Companies Registry under the number B 327 630 042, represented by Philippe Benacin in his capacity as President and invested with full powers to execute this Agreement.

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Purchaser desires to acquire all of the rights to certain assets of Seller upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                             SALE OF INVENTORY AND
                                RELATED MATTERS

         1.1 Sale and Purchase of Inventory. Upon the terms and subject to the conditions of this Agreement, at the Closing, as hereinafter defined, Seller agrees to sell, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase, all of Seller's right, title and interest in and to the all of the items of Seller's Inventory, as hereinafter defined and as set forth in the annexed Schedule 1.1, free and clear of all liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims, options, equities or restrictions of any kind whatsoever ("Claims").

         1.2 Purchase Price and Payment. Upon the closing of this Agreement Purchaser agrees to pay the purchase price to the Seller as follows:

         The price for the Inventory determined two (2) business days prior to the Closing by reference to the Seller's cost of the Inventory in French francs, as set forth in the Schedule 1.1 calculated in United States Dollars at the then current exchange rate as set forth in the Wall Street Journal on the immediately preceding business day, together with the sum of U.S. $500,000 (the "Purchase Price"). The Purchase Price shall be payable in United States dollars, as follows:

         (a) the first US$500,000 ninety (90) days from the date of closing of this Agreement, evidenced by a promissory note in the form annexed hereto as
Exhibit 1.2(a);

         (b) $1,020,000 in six (6) consecutive equal monthly installments commencing from the date of the bill of lading for the Inventory, evidenced by a promissory note in the form annexed hereto as Exhibit 1.2(b); and

         (c) $780,000, payable in six (6) equal consecutive monthly installments commencing three (3) months from the date of the bill of lading for the Inventory, evidenced by a promissory note in the form annexed hereto as Exhibit 1.2(c). All of the notes annexed hereto are sometimes collectively referred to as the "Notes".

         1.3 Security for Payment of Purchase Price. Upon the closing of this Agreement, Purchaser, Seller, Parent (as hereinafter defined) and the law firm of Purchaser, Mayer Brown & Platt, shall enter into an escrow agreement in the form annexed hereto as Exhibit 1.4 (the "Escrow Agreement"), whereby all documents evidencing certain intellectual property being conveyed pursuant to the terms of the Intellectual Property Purchase Agreement between Parfums Jean Desprez, S.A., the parent of Seller (the "Parent"), and Purchaser (the "Intellectual Property Agreement"), shall be held in escrow by such law firm, pending payment by Purchaser of the Notes and a promissory note issued pursuant to the terms of the Intellectual Property Agreement (the "Intellectual Property Note"). The date on which such payment in full of the Notes and the Intellectual Property Note occurs is hereinafter referred to as the "Final Payment Date".

         1.4  Covenants of Seller.

         (a) Seller covenants and agrees with Purchaser that prior to the Closing, Seller shall provide reasonable access to all financial information relating to the Inventory, including financial statements, operations, inventory costs, distribution agreements and any other supporting records, and Seller covenants and agrees to maintain such books and records for three (3) years from the Closing and to make them available for inspection by Purchaser or its designee upon reasonable notice.

         (b) All sales orders received by Seller or any Affiliate subsequent to the execution of the letter of intent among Seller, Parfums Jean Desprez, S.A. and Purchaser dated January 11, 1996 for any and all Products, shall have been, and up to the Closing will be, forwarded via telecopier to Purchaser for its approval, and Seller acknowledges that Purchaser may prohibit shipment of any or all of such orders at its sole discretion. For purposes hereof, the term "Affiliate" of Seller shall mean Groupe Inter Parfums, Jean Philippe Fragrances, Inc. and any other company, entity or individual which directly or indirectly controls or is controlled by or is under common control with Seller. After the Closing, if Seller or any Affiliate receives any such sales orders, Seller shall promptly telecopy said orders to Purchaser.

         1.5 No Liabilities Assumed. Purchaser does not hereby assume, and shall not be liable for, any debt, obligation, responsibility or liability of Seller or arising out of or relating to the Inventory through the Closing Date (as hereinafter defined), whether known or unknown, contingent or absolute, or otherwise (collectively, "Seller Liabilities"), and Seller agrees to indemnify and hold harmless Purchaser from and against any Seller Liability in accordance with Article VII hereof.

         1.6 Closing. Subject to the fulfillment of the conditions precedent as hereinafter set forth, the closing under this Agreement ("Closing"), shall take place at the offices of Mayer, Platt & Brown, 1675 Broadway, New York, New York

at 10:00 A.M. on March 19, 1996 or at such other time and at such other place as shall be fixed by mutual consent of the parties hereto, but in no event subsequent to March 29, 1996 (the "Closing Date").


                                   ARTICLE II
                                   INVENTORY

         2.1 Invoice, Shipment and Possible Adjustment to Purchase Price.

         (a) Seller agrees to release the Inventory to Purchaser for shipment, and to deliver the Inventory and the bills of lading to Purchaser's transport agent's warehouse located in Paris, France, as follows: (i) Inventory equal to the principal amount of the Note set forth in Exhibit 1.2(b) on or before March 29, 1996 and (ii) Inventory equal to the principal amount of the Note set forth in Exhibit 1.2(c) commencing approximately April 1, 1996 but in all respects completed on or before May 31, 1996.

         (b) Within five (5) business days of receipt of a shipment of Inventory and bill of lading to Purchaser's warehouse in Florida, Purchaser shall verify the receipt of the Inventory as stated on the bill of lading.

         (c) The purchase price for the Inventory shall be appropriately adjusted to conform any actual discrepancy found by the Purchaser in good faith, and notice of any such discrepancy shall be promptly given to Seller. If the purchase price is determined to be in excess of the actual price paid on the Closing Date, then Purchaser shall pay such difference to Seller and the principal amount of the promissory note described in Article 1.2(c) shall be correspondingly increased. If the purchase price is determined to be less than the actual price paid at Closing, then the purchase price shall be reduced by the cost of any missing Inventory, and the principal amount of the promissory note described in Article 1.2(c) shall be correspondingly decreased.

         2.2 Risk of Loss. The risk of loss of any Inventory prior to shipment of the Inventory to Purchaser because of loss, theft, fire or other casualty, shall be borne by Seller. Risk of loss shall pass to Purchaser on shipment ex-factory.

         2.3 Returns. In the event that items of Inventory are returned to Seller by third parties subsequent to the Closing Date, then in such event, Purchaser covenants and agrees with Seller to purchase for cash at a price equal to the cost thereof determined in accordance with Schedule 7.2 annexed hereto, on a monthly basis for the one hundred eighty (180) day period immediately following the Closing Date, such returned finished goods Inventory, provided, that such items of returned finished goods Inventory appear on the 1996 Price List annexed hereto as Schedule 2.3, and are in saleable condition, except for exterior packaging which may not be in saleable condition. Any Inventory returned to Seller that, in Purchaser's opinion, is not in saleable condition, must be destroyed by Seller at Seller's sole cost.


                                  ARTICLE III
                         WARRANTIES AND REPRESENTATIONS
                                   OF SELLER


         Warranties and Representations of Seller. Seller hereby warrants and represents to Purchaser as follows:

         3.1 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of France and has all requisite corporate power and authority to carry on its businesses as currently conducted and to own or lease and to operate its properties and assets as and where such properties and assets are now owned or leased and operated.

         3.2 Legal, Valid and Binding. Each of this Agreement and the other documents contemplated hereby constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the availability of equitable remedies.

         3.3 Other Consents and Approvals. Except for the consent or non-objection of the French Treasury Department to the transactions contemplated hereby, any and all consents, approvals, authorizations, or orders of or registrations or qualifications with any person, bank, corporation, association, governmental body, or court having authority or power to regulate, supervise or direct the business and affairs of Seller necessary for the consummation of the transactions specified in this Agreement shall have been obtained on or before the Closing by Seller.

         3.4 Due Authorization; Compliance with Law. The execution and delivery of this Agreement and the other documents contemplated hereby and performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and will not conflict with or result in a breach of any of the terms or provisions of its Certificate of Incorporation or By-laws, lease, bond, note, debenture, guaranty, deed of trust or other agreement, instrument (or French equivalent thereof) or arrangement to which Seller may be or is a party (including by operation of law) or by which the property of Seller is bound, or any law, administrative regulation, or any order of any court or governmental agency or authority entered in any proceeding to which Seller was or is a party or by which its property is bound. The Business is being conducted in compliance with all applicable law, statutes, ordinances, regulations, decrees and orders, except for violations which have not had and would not reasonably be expect to have a material adverse effect on the Business or any of the Inventory.

         3.5 No Litigation. There are no actions, suits, legal or governmental proceedings pending or threatened against Seller relating to this Agreement, the Inventory, or the transactions described herein.

         3.6 Inventory. The Inventory has been acquired in the ordinary course of business, in customary quantities and at prevailing prices, and has been valued at the lower of cost or market on the financial statements of the Seller in accordance with generally accepted accounting principles in France consistently applied. The Inventory is located in France and consists solely of finished goods (perfumes, fragrances, cosmetics, oils, creams, containers and packaging), samples, testers and displays marketed and sold under the trademarks

Bal a Versailles and Revolution a Versailles, for which the Parent is the owner. The Inventory is not subject to (i) any contract of sale or (ii) any Claims. At the Closing, Seller shall convey to Purchaser good, marketable and indefeasible title to all of the Inventory, free and clear of all Claims, except for the escrow arrangement described by the terms of Article 1.4 hereof. All of the Inventory is in good condition, operable and useful for its intended purpose (ordinary wear and tear excepted), and none of the Inventory has been damaged by any fire, accident, act of God or any other casualty that materially and adversely impairs any such assets or the Business.

         3.7 Absence of Adverse Change. Since January 11, 1996, there has been no material adverse change in the Business or the Inventory, and there is no condition, development or contingency of any kind of which the Seller has actual knowledge which may result in any such material adverse change.

         3.8 Survival of Warranties, Representations, etc. All statements contained in any certificate or other instruments delivered by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby shall be deemed a warranty and representation of Seller hereunder. All warranties and representations made hereunder shall be effective as of the Closing with the same force and effect as if made at such time, and shall survive the Closing.


                                   ARTICLE IV
                         WARRANTIES AND REPRESENTATIONS
                                  OF PURCHASER

         Warranties and Representations. Purchaser hereby warrants and represents as follows:

         4.1 Legal, Valid and Binding. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors rights generally or court decisions with respect thereto and the availability of equitable remedies.

         4.2 No Litigation. There are no actions, suits, legal or governmental proceedings pending or threatened against Purchaser relating to this Agreement or the transactions described herein.

                                   ARTICLE V
                       CONDITIONS TO PARTIES' OBLIGATIONS

         5.1 Purchaser's Conditions. The obligations of Purchaser under this Agreement are subject to the fulfillment of each of the conditions set forth below:

         (a) At the Closing the warranties and representations of Seller contained in this Agreement shall be true and correct in all material respects; Seller shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement; and Seller shall have delivered to Purchaser at the Closing a certificate from a duly authorized officer of Seller to such effect.

         (b) No action or proceeding shall have been instituted to restrain or prohibit the Closing of the transactions contemplated by this Agreement or the Intellectual Property Purchase Agreement.

         (c) Seller or Parent shall have obtained, and deliver evidence thereof to Purchaser at the Closing, a termination of each existing license, sublicense and/or distribution agreement in respect of the Intellectual Property, in form reasonably satisfactory to counsel to Purchaser.

         (d) Seller shall execute and deliver a Bill of Sale to Purchaser to evidence the conveyance of the Inventory from Seller to Purchaser in the form set forth as Exhibit 4.1(d).

         (e) Seller shall execute and deliver to Purchaser a Noncompetition Agreement, the Escrow Agreement.

         (g) Parent shall execute and deliver to Purchaser the Intellectual Property Purchase Agreement and each of the documents contemplated thereby to be executed and delivered by Parent.

         (h) Purchaser shall have completed its due diligence investigation of the Inventory and the Business.

         (i) Seller shall not have engaged in any transaction out of the ordinary course of business.

         5.2 Sellers' Conditions. The obligations of Seller under this Agreement are subject to the fulfillment of each of the conditions set forth below:

         (a) At the Closing the warranties and representations of Purchaser contained in this Agreement shall be true and correct in all material respects; Purchaser shall have complied with and duly performed any and all covenants, agreements and conditions in all material respects, on its part to be complied with or performed pursuant to or in connection with this Agreement; and Purchaser shall have delivered to Seller at the Closing a certificate from a duly authorized officer of Purchaser to such effect.

         (b) No action or proceeding shall have been instituted to restrain or prohibit the Closing of the transactions contemplated by this Agreement or the Intellectual Property Purchase Agreement.

         (c) Purchaser shall execute and deliver to Seller the Noncompetition Agreement and the Escrow Agreement.

         (d) Seller shall execute and deliver the Intellectual Property Agreement to the Parent.


                                   ARTICLE VI
                           OTHER CONDITION PRECEDENT


         6.1 Consent or Non-Objection of French Treasury. The closing of this Agreement and the transactions contemplated hereby are expressly made subject to the receipt by Parent of either consent or non-objection of the French Treasury Department to the sale contemplated by the Intellectual Property Agreement, that may be required in respect of foreign investment in France.

         6.2 Non-receipt of Consent. In the event that the consent or non-objection of the French Treasury Department is not obtained prior to the close of business on March 29, 1996, then in either such event, this Agreement shall be deemed null and void without any other action by or on behalf of the parties hereto, unless both parties specifically agree in writing signed by both parties to extend the Closing Date.


                                  ARTICLE VII
                                INDEMNIFICATION

         7.1 By Seller. Seller agrees to indemnify and hold harmless Purchaser from and against any and all losses, claims, damages or liabilities to which Purchaser may become subject, and to reimburse Purchaser for any and all legal expenses (including the cost of any investigation and preparation) reasonably incurred by Purchaser in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon (i) any breach of warranty or representation or failure to fulfill any covenant, agreement or condition contained herein by Seller; (ii) any Seller Liabilities; or (iii) any claims of creditors objecting to the transactions contemplated hereby as described in Article 9.5 hereof (collectively the "Purchaser Claims").

         7.2 By Purchaser. Purchaser agrees to indemnify and hold harmless each of Seller and Parent from and against any and all losses, claims, damages, or liabilities to Seller or Parent may become subject, and to reimburse each of Seller and Parent for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by Seller or Parent in connection with any claim or litigation, whether resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any breach of warranty or representation or the failure to fulfill any covenant, agreement or condition contained herein by Purchaser (collectively "Seller Claims").

         7.2 Threshold. Notwithstanding Articles 7.1 and 7.2 hereof, Purchaser and Seller shall not be obligated to indemnify the other party except to the extent that the aggregate amount of Seller Claims or Purchaser Claims (as the case may be) has exceeded the sum of $10,000.

         7.3 Limit of Indemnification. Notwithstanding Article 7.1 hereof, the maximum liability of Seller under Article 7.1 hereof for Purchaser Claims is $4,950,000, inclusive of any liability of Parent for indemnification of Purchaser under the Intellectual Property Agreement.

                                  ARTICLE VIII
                             CONDITIONS SUBSEQUENT

         8.1 Change of Name.  Promptly  after the  Closing,  Seller shall change its name to that which is not similar to Jean Desprez.

         8.2 No "Knock-offs". Neither Seller nor any Affiliate will produce or distribute any products bearing any confusingly similar names to any of the trademarks constituting a portion of the Intellectual Property.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

         9.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing executed by the party charged therewith.

         9.3 Agreement, Exhibits and Schedules. As used herein, the term "this Agreement," means the body of this Agreement and the Schedules and Exhibits hereto, and the terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement and such Schedules and Exhibits as a whole and not to any particular part of subdivision thereof.

         9.4  Governing Law; Arbitration.

         (a) This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of France without regard to the principles of conflicts of laws.

         (b) (b) Any and all disputes between the parties arising out of or in connection with this Agreement which the parties are unable to resolve amicably, shall be finally determined by arbitration. The arbitration shall be held in Brussels, Belgium, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrator appointed in accordance with said rules. Any and all such arbitration proceedings shall be conducted in the English language.

         9.5 Objection Creditors. The parties hereto designate the following person at following address to receive any and all objections to the sale contemplated by this Agreement that may be raised by creditors of Seller: Ms. Catherine Benard-Lotz, Parfums Jean Desprez, S.A., 4, Rond Point des Champs Elysees, 75008, Paris, France. Seller agrees to promptly to notify Purchaser of any of such objections.

         9.6 Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

         9.7 Assignment. No party may assign its rights or delegate its obligations under this Agreement and any such attempted assignment or delegation shall be void and of no force and effect.

         9.8 Article Headings. The article headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         9.9 Notices.

         (a) Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or air mail, or by hand delivery with an acknowledgement copy requested, or by a reputable overnight delivery or courier service; all to be directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective, if sent by postage prepaid, registered or air mail, five (5) days after it is mailed; if sent by a reputable overnight delivery or courier service, two (2) days after properly forwarded; or by hand delivery, upon receipt.

         (b) The parties hereto agree to send copies of all notices under this Agreement by telecopier to the other party, but such notice by telecopier shall not relieve the sending party of the obligation to forward notice in accordance with the terms of Article 9.9(a) hereof.

         9.10 Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

         9.11 Brokers' Fees. Seller covenants and agrees to Purchaser that Purchaser shall have no liability with respect to any brokerage fees or agents' commissions in connection with the transactions contemplated hereby by reason of any of their acts or conduct. Purchaser covenants and agrees to Seller that Seller shall have no liability with respect to any brokerage fees or agents' commissions in connection with the transactions contemplated hereby by reason of any of their acts or conduct.

         9.12 Further Assurances. After the Final Payment Date, Seller shall at any time and from time to time, at the request of Purchaser and without further cost or expense to Purchaser, execute and deliver such other instruments of conveyance or transfer and take such other actions as Purchaser may request in order to vest in Purchaser clear and unencumbered title to the Inventory and to comply with applicable law.

         9.13 Declaration of Good Faith. The undersigned parties declare, under the pain of penalties laid down in Article 1837 of the General Tax Code (Code general des impois), that this Agreement states the whole amount of the purchase price.

         9.14 No Third Party Rights. The warranties, representations and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         9.15 Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date first above written.

                           PARLUX FRAGRANCES, INC.


                           By: /s/ Zalman Lekach
                               -----------------
                           Zalman Lekach, Chief Operating Officer


                           JEAN DESPREZ, S.A.


                           By: /s/ Philippe Benacin
                               --------------------
                                Philippe Benacin, President



                                                List of Schedules and Exhibits

Schedule 1.1: Inventory

Exhibit 1.2(a): Promissory Note

Exhibit 1.2(b): Promissory Note

Exhibit 1.2(c): Promissory Note

Exhibit 1.3: Escrow Agreement

Schedule 2.3: 1996 Price List

Exhibit 4.1(d): Bill of Sale

Schedule 7.2: Cost of Finished Goods